                                   CPI CORP.

            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

  This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

  (a) certificates for shares of common stock, $.40 par value per share (the "Shares") (including the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of May 1, 1989, between CPI Corp. and the Rights Agent named therein, as amended), of CPI Corp., a Delaware corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated October 7, 1996 (the "Offer to Purchase")); or

  (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

  (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

  This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                          TO: BOATMEN'S TRUST COMPANY

        By Mail:            Facsimile Transmission:           By Hand:



 C/O IBJ SCHRODER BANK &         (FOR ELIGIBLE         C/O IBJ SCHRODER BANK &
      TRUST COMPANY           INSTITUTIONS ONLY)            TRUST COMPANY
       P.O. BOX 84              (212) 858-2611            ONE STATE STREET
   BOWLING GREEN STATION                               NEW YORK, NEW YORK 10004
    NEW YORK, NEW YORK      CONFIRM BY TELEPHONE:         ATTN: SECURITIES
       10274-0084               (212) 858-2103            PROCESSING WINDOW
                                                        SUBCELLAR ONE, (SC-1)

                             By Overnight Courier:

                     C/O IBJ SCHRODER BANK & TRUST COMPANY
                               ONE STATE STREET
                           NEW YORK, NEW YORK 10004
                      ATTN: SECURITIES PROCESSING WINDOW
                             SUBCELLAR ONE, (SC-1)

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Ladies and Gentlemen:

  The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which
is hereby acknowledged,     Shares pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.


                                   ODD LOTS

   To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on October 4, 1996 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[_]was the beneficial or record owner of, as of the close of business on October 4, 1996, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[_]is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on October 4, 1996, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

 In addition, the undersigned is tendering Shares either (check one box):

[_]at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[_]at the price per Share indicated below under "Price (In Dollars) Per
   Share At Which Shares Are Being Tendered."

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------
                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

 (STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST
 COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)
--------------------------------------------------------------------------------

  [_] $19.000     [_] $19.675       [_] $20.250       [_] $20.875       [_] $21.500
  [_] $19.125     [_] $19.750       [_] $20.375       [_] $21.000       [_] $21.675
  [_] $19.250     [_] $19.875       [_] $20.500       [_] $21.125       [_] $21.750
  [_] $19.375     [_] $20.000       [_] $20.675       [_] $21.250       [_] $21.875
  [_] $19.500     [_] $20.125       [_] $20.750       [_] $21.375       [_] $22.000



 (Please type or print)                                 SIGN HERE
 Certificate Nos. (if available):          -----------------------------------
 -----------------------------------                  Signature(s)
 -----------------------------------       Dated: ____________________________

               Name(s)
 -----------------------------------       If Shares will be tendered by book-
             Address(es)                   entry transfer, check one box:

 -----------------------------------
                                           [_] The Depository Trust Company

 -----------------------------------       [_] Midwest Securities Trust
Area Code(s) and Telephone Number(s)       Company
                                           [_] Philadelphia Depository Trust
                                           Company

                                           Account Number: ___________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depository will receive
(i) certificates of the Shares tendered hereby in proper form for transfer, or
(ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.



 Authorized Signature: _____________       Address: __________________________
 Name: _____________________________

                (Please Print)             -----------------------------------


 -----------------------------------       -----------------------------------
                                                  (Including Zip Code)

 -----------------------------------       Area Code and Telephone Number: ___
 Title: ____________________________

                                           ___________________________________
 Name of Firm: _____________________       Date: _______________________, 1996

  DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.